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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                 October 6, 1997
                Date of Report (Date of earliest event reported)



                      AMERICAN MOBILE SATELLITE CORPORATION
             (Exact name of registrant as specified in its charter)



           DELAWARE                  0-23044                   93-0976127
(State or other jurisdiction       (Commission               (IRS Employer
       of incorporation)           File Number)            Identification No.)



10802 Parkridge Boulevard, Reston, Virginia                     20191-5416
(Address of principal executive offices)                        (Zip Code)



                                 (703) 758-6000
              (Registrant's telephone number, including area code)





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Item  5.  Other  Events

As previously reported, American Mobile Radio Corporation ("AMRC"), a subsidiary of AMSC, was one of two winning bidders for a Federal Communications Commission ("FCC") license to provide satellite-based Digital Audio Radio Service ("DARS") throughout the United States. Also, as previously reported, AMSC entered into an agreement with WorldSpace, Inc. ("WorldSpace"), by which WorldSpace acquired a 20% participation in AMRC. In addition, as previously reported, in connection with the DARS auction, AMRC arranged for financing of the FCC license fees as well as for initial working capital needs which included the issuance of options which, if exercised, would have a dilutive impact on AMSC's ownership interest in AMRC.

On October 6, 1997, the FCC announced that it was prepared to grant a DARS license to AMRC, following the payment by AMRC of the remainder of the DARS license fee. A 20% down payment was made by AMRC following the license auction in April, and the remainder of the $89.9 million license fee is to be paid by October 16, 1997. Under the terms of AMRC's financing and contingent on FCC approval, exercise of the outstanding issued options could result in the dilution of AMSC's ownership interest in AMRC to 28%.














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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   AMERICAN MOBILE SATELLITE CORPORATION
                                   (Registrant)



Date:   October 7, 1997            /s/ Randy S. Segal
                                   Vice President, General Counsel and Secretary





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                               EXHIBIT INDEX

Exhibit
Number      Exhibit

99.13  --   American Mobile Satellite Corporation Press Release No. 97-#16 dated
            October 7, 1997 (filed herewith).




















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